UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2006

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 16, 2006, Celsion Corporation (the “Company”) contributed to its wholly-owned subsidiary, Celsion (Canada) Limited (“Canada”), all of the Company’s assets relating to its Adaptive Phased Array (“APA”) technology for the treatment of breast cancer. Also on that date, the Company entered into a Stock Purchase Agreement with the Company’s founder and former officer and director, Dr. Augustine Y. Cheung, whereby the Company sold to Dr. Cheung all of the issued and outstanding shares of capital stock of Canada. The Company also agreed to provide certain services to Canada pursuant to a Transition Services Agreement between the Company and Canada.

On January 16, 2006, Dr. Cheung resigned his positions as Chief Scientific Officer and a director of the Company. He and the Company entered into a Separation Agreement and General Release, and a Consulting Agreement, all effective January 16, 2006.

The following is a summary of the terms of the Stock Purchase Agreement, Transition Services Agreement, Separation Agreement and General Release, and Consulting Agreement that are material to the Company, which summary is qualified in its entirety by reference to the forms of these agreements which are filed as, respectively, Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report and incorporated by reference herein.

Stock Purchase Agreement

The Stock Purchase Agreement was entered into effective January 16, 2006 by and among Dr. Cheung, the Company and Canada. Pursuant to the Stock Purchase Agreement, all of the capital stock of Canada was transferred to Dr. Cheung in exchange for:

•	a promissory note made by Dr. Cheung in favor of the Company in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) to be paid over a period of up to seventy-eight (78) months and secured by a pledge of one million five hundred eight thousand fifty (1,508,050) shares of Celsion common stock owned by Dr. Cheung and his wife; and

•	the commitment of Canada to pay a 5% royalty on the net sales of certain products sold by and patent royalties received by Canada and its successors and assigns, of up to Eighteen Million Five Hundred Thousand Dollars ($18,500,000).

The Stock Purchase Agreement contains indemnification rights. The Company, on the one hand, and Canada and Dr. Cheung, on the other hand, have agreed that they will indemnify, defend, protect and hold harmless the other party from and against all claims and expenses incurred by such other party resulting from or arising out of such party’s breach of any representations and warranties or any agreement of such party contained in the Stock Purchase Agreement. The maximum aggregate indemnification liability of the Company is equal to 50% of all payments actually received by the Company under the Stock Purchase Agreement. No party under the Stock Purchase Agreement is required to make any indemnification payment until the total amount of all damages suffered by an indemnified party exceeds $50,000. If the total damages exceed $50,000, the indemnified party will be entitled to be indemnified for the amount of damages that are greater than $50,000.

In addition, the Stock Purchase Agreement contains a covenant not to compete and a non-solicitation agreement. The covenant not to compete restricts Dr. Cheung and Canada from developing pharmaceutical products. The non-solicitation agreement restricts the Company, on the one hand, and Dr. Cheung and Canada, on the other hand, from soliciting or attempting to solicit any employees of the other to leave such other party or hire any person employed by such other party.

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Transition Services Agreement

The Transition Services Agreement was entered into effective January 16, 2006 by and between the Company and Canada. The Company agreed to provide to Canada, for the periods set forth below and in a manner consistent with past practices, the following:

•	sublease of space in the Company’s offices for use by Canada to carry on its business, for a period of up to six (6) months from the date of the agreement

•	administrative support services as needed in the operation of Canada’s business for the period of the sublease

•	payment of salary and health and dental insurance of each of Dr. Cheung and of John Mon, as employees of Canada, and salaries of two additional employees of Canada, totaling in the aggregate approximately forty-five thousand dollars ($45,000) per month, for the shorter of the period ending June 30, 2006 and the date of closing by Canada of a transaction involving the merger of Canada into a newly created Canadian Capital Pool Company and a simultaneous funding through a private placement of shares under terms approved by the Toronto Stock Exchange (the “Canada Transaction”)

•	reimbursement to Canada for expenses reasonably incurred in connection with the operation of Canada’s business, for the shorter of the period ending June 30, 2006 and the date of closing by Canada of the Canada Transaction; provided that the aggregate reimbursement will not exceed one hundred thousand dollars ($100,000)

Within ten (10) days after the closing of the Canada Transaction, in return for the services summarized above, Canada will pay the Company (1) sixteen dollars and eighty-two cents ($16.82) per square foot of subleased space plus two hundred dollars ($200) for each month or portion of a month during which Canada occupies the subleased space, and (2) the amount equal to all payments made by or on behalf of Celsion to Canada or its employees for salaries, health and dental insurance and expenses incurred in connection with the operation of Canada’s business. If Canada fails to close the Canada Transaction, Celsion will not be paid under this agreement.

Canada agreed to limit the Company’s liability under the agreement, and to indemnify the Company, its subsidiaries, affiliates, directors, officers, employees, agents and permitted assigns from and against all damages cause by or arising in connection with this agreement or the performance (or non-performance) of the services there under, subject to certain conditions.

Separation Agreement and General Release

The Separation Agreement and General Release (the “Separation Agreement”) was entered into effective January 16, 2006 between the Company and Dr. Cheung. The Separation Agreement provides that Dr. Cheung’s employment as Chief Scientific Officer and his position as a director of the Company voluntarily terminated effective January 16, 2006.

The Company agreed to release Dr. Cheung from certain restrictive covenants, contained in the Employment Agreement dated as of January 1, 2004 between the Company and Dr. Cheung (the “Employment Agreement”), relating to the formation of a business and provision of services to a business insofar as the restrictions relate to the APA technology transferred by the Company to Canada. In addition, the Company agreed that the stock options granted to Dr. Cheung as described in the Employment Agreement vested immediately on January 16, 2006 and will remain fully exercisable in accordance with their respective terms.

Dr. Cheung agreed that, other than as set forth above, the Company does not owe him any wages, benefits,

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compensation, property, stock or money of any kind relating to his employment with the Company. The Company agreed that Dr. Cheung has fully performed his obligations under the terms of the Employment Agreement and that, except with respect to the restrictive covenants in the Employment Agreement that were not modified and which remain in effect, he does not owe the Company any further performance under the Employment Agreement

The Separation Agreement provides for the general release by Dr. Cheung of the Company from any and all claims that he has had, currently has or has in the future arising from or relating to any act, occurrence or transaction before the date of the Separation Agreement, including, without limitation, Dr. Cheung’s separation of employment. The Separation Agreement also provides for the general release by the Company of Dr. Cheung from all claims which it has ever had, now has or could have with respect to Dr. Cheung, arising from or relating to his employment with or separation from the Company.

Consulting Agreement

The Consulting Agreement was entered into by and between the Company and Dr. Cheung effective as of January 16, 2006. The Consulting Agreement provides that Dr. Cheung will provide to the Company advice, guidance and counsel regarding microwave and other thermotherapy technologies, as requested by the Company (the “Consulting Services”). Dr. Cheung’s compensation during the term of the Consulting Agreement for providing the Consulting Services will be:

•	an annual retainer of One Hundred Thousand Dollars ($100,000.00);

•	Two Thousand Dollars ($2,000) per day for a minimum of thirty (30) days per year; and

•	reimbursement for all reasonable expenses arising from Dr. Cheung’s performance of the Consulting Services.

The compensation for Consulting Services is in addition to, and separate from, amounts advanced by the Company to Canada under the Transition Services Agreement in respect of the salary payable by Canada to Dr. Cheung for Dr. Cheung’s services as an officer and employee of Canada. The term of the Consulting Agreement continues until January 16, 2008. The Consulting Agreement may be terminated by the mutual written agreement of the parties.

The Consulting Agreement also provides that during the term of Dr. Cheung’s engagement, Dr. Cheung shall not:

•	solicit or canvas any customers of the Company; or

•	accept competitive business from any customers of the Company.

Cautionary Statements

The Stock Purchase Agreement has been filed as an exhibit to provide information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the transactions described above, the Stock Purchase Agreement is not intended to be a source of factual, business or operational information about the Company. Such information can be found in the public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The representations, warranties and covenants made by the Company in the Stock Purchase Agreement are qualified, including by information in the schedules referenced in the Stock Purchase Agreement. As permitted by the federal securities laws, these schedules have not been filed with this Form 8-K. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The subject matter of these

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representations and warranties may have changed since the date of the Stock Purchase Agreement, which later information may or may not be fully reflected in the Company’s public disclosures. Accordingly, a reader should not rely on the representations and warranties as characterizations of the actual state of facts, since they may be modified by the schedules, materiality standards, and changes in actual circumstances over time.

Item 8.01 Other Events.

On January 17, 2006, the Company issued a press release announcing the sale of the Company’s APA technology through the sale of the capital stock of Canada to Dr. Cheung and Dr. Cheung’s resignation from his positions as Chief Scientific Officer and as a member of the Board of Directors of the Company.

The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement made January 16, 2006, by and among Dr. Augustine Y. Cheung, Celsion Corporation and Celsion (Canada) Limited

10.2	Transition Services Agreement effective January 16, 2006, by and between Celsion Corporation and Celsion (Canada) Limited

10.3	Separation Agreement and General Release effective January 16, 2006, by and between Celsion Corporation and Dr. Augustine Y. Cheung

10.4	Consulting Agreement effective January 16, 2006, by and between Celsion Corporation and Dr. Augustine Y. Cheung

99.1	Press Release issued by Celsion Corporation on January 17, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: January 16, 2006	By:	/s/ Anthony P. Deasey
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description
10.1	Stock Purchase Agreement made January 16, 2006, by and between Dr. Augustine Y. Cheung, Celsion Corporation and Celsion (Canada) Limited

10.2	Transition Services Agreement effective January 16, 2006, by and between Celsion Corporation and Celsion (Canada) Limited

10.3	Separation Agreement and General Release effective January 16, 2006, by and between Celsion Corporation and Dr. Augustine Y. Cheung

10.4	Consulting Agreement effective January 16, 2006, by and between Celsion Corporation and Dr. Augustine Y. Cheung

99.1	Press Release issued by Celsion Corporation on January 17, 2006

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